EXHIBIT 10.14(c)

AMENDMENT NO. 2

to that certain

AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”), dated as of October 18, 2013, relates to that certain AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT, dated as of June 8, 2011 (as amended, the “Credit Agreement”), by and among (i) RYDER SYSTEM, INC., a corporation organized under the laws of Florida (“Ryder”), RYDER TRUCK RENTAL HOLDINGS CANADA LTD. (“Ryder Holdings Canada”), RYDER TRUCK RENTAL CANADA Ltd. (“Ryder Canada Limited” and together with Ryder Holdings Canada, the “Canadian Borrowers”), RYDER LIMITED, a corporation organized under the laws of England and Wales (“Ryder Limited”), RYDER SYSTEM HOLDINGS (UK) LIMITED (“RSH” and together with Ryder Limited, the “U.K. Borrowers”) and RYDER PUERTO RICO, INC. (“Ryder PR”), a corporation organized under the laws of Delaware, (ii) the lending institutions identified as Banks therein, (iii) Bank of America, N.A. (“Bank of America”), as administrative agent for the Banks (the “Administrative Agent”), (iv) ROYAL BANK OF CANADA, as Canadian agent for the Banks (the “Canadian Agent”) and (v) THE ROYAL BANK OF SCOTLAND PLC, as United Kingdom agent for the Banks (the “U.K. Agent” and, together with the Administrative Agent and the Canadian Agent, the “Agents”), with MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED acting as lead arranger and book manager thereunder. Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

WHEREAS, each of Ryder, the Canadian Borrowers, the U.K. Borrowers and Ryder PR (collectively, the “Borrowers”) has requested that the Banks agree, and the Banks party hereto have agreed, on the terms and subject to the conditions set forth herein, to amend certain of the terms and provisions of the Credit Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.     Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in §4 below:

(a)Schedule 1. Schedule 1, attached to the Credit Agreement, is hereby amended and restated in its entirety and replaced with Schedule 1 attached hereto as Exhibit A.

(b)Schedule 2. The Credit Agreement is hereby amended by deleting Schedule 2, attached to the Credit Agreement, in its entirety.

(c)New Definitions. The Credit Agreement is hereby amended by inserting the following new definitions in §1.1 of the Credit Agreement in the appropriate alphabetical order:

Interpolated Screen Rate. For any EURIBOR Rate Loan or any U.K. LIBOR Rate Loan denominated in Sterling or U.S. Dollars, the rate (rounded to the same number of decimal places as the two (2) relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of such Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of such Loan, each as of the relevant time on the applicable interest rate determination date for such Loan.

Screen Rate. The EURIBOR Screen Rate, the Dollars Screen Rate or the GBP Screen Rate, as applicable.

(d)Definition of Additional Costs. The Credit Agreement is hereby amended by deleting in its entirety the definition of “Additional Costs”.

(e)Definition of Canadian LIBOR Rate. The Credit Agreement is hereby amended by deleting in its entirety the definition of “Canadian LIBOR Rate” in §1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

Canadian LIBOR Rate. For any Interest Period with respect to any Canadian LIBOR Rate Loan: (a) the rate of interest per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Canadian Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Canadian Agent from time to time) (in such case, the “CDOR Rate”), determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period with a term equivalent to such Interest Period, or (b) if the rates referenced in the preceding subsection (a) are not available, the rate per annum determined by the Canadian Agent as the rate of interest, expressed on a basis of 360 days at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Canadian LIBOR Rate Loan being made, continued or converted by the Canadian Agent and with a term and amount comparable to such Interest Period and principal amount of such Canadian LIBOR Rate Loan as would be offered by the Canadian Agent’s London Branch to major banks in the offshore U.S. Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.
(f)Definition of Domestic LIBOR Rate. The Credit Agreement is hereby amended by deleting in its entirety the definition of “Domestic LIBOR Rate” in §1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

Domestic LIBOR Rate.

(a)    For any Interest Period with respect to a Domestic LIBOR Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Domestic LIBOR Rate =     Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage
Where,

“Eurodollar Base Rate” means, for any such Interest Period, the rate per annum equal to the London Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time), two Eurodollar Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Domestic LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Domestic LIBOR Rate for each outstanding Domestic LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

(b)    For any interest calculation with respect to a Domestic Base Rate Loan on any date, the rate per annum equal to (i) LIBOR Rate, at approximately 11:00 a.m., London time determined two Eurodollar Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Domestic Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
(g)Definition of EURIBOR Rate. The Credit Agreement is hereby amended by deleting in its entirety the definition of “EURIBOR Rate” in §1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

EURIBOR Rate. For any Interest Period with respect to a EURIBOR Rate Loan, the rate of interest equal to (i) the London Interbank Offered Rate, or a comparable or successor rate which rate is approved by the U.K. Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the U.K. Agent from time to time) at approximately 11:00 a.m. (Central European time) on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period. If the rate referenced in the preceding sentence is not available, “EURIBOR Rate” means the rate determined by the U.K. Agent to be the offered rate on such other page or other service that displays the percentage rate per annum determined by the Banking Federation of the European Union for deposits in Euros (for delivery on the first day of such Interest Period, the “EURIBOR Screen Rate”) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period. If the rates referenced in the preceding two sentences are not available, “EURIBOR Rate” means the Interpolated Screen Rate. If the rates referenced in the preceding three sentences are not available, “EURIBOR Rate” means the Euro Reference Rate. For the purposes of this definition, “TARGET Settlement Day” means any dayon which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.
(h)Definition of Maturity Date. The Credit Agreement is hereby amended by deleting in its entirety the definition of “Maturity Date” in §1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

Maturity Date. October 18, 2018.

(i)Definition of Pricing Table. The Credit Agreement is hereby amended by deleting in its entirety the table set forth in the definition of “Pricing Table” in §1.1 of the Credit Agreement and substituting the following new table in lieu thereof:

Level	Senior Public Debt Rating	Applicable Facility Fee Rate	Applicable Margin on LIBOR Rate Loans / Letter of Credit Fees / Applicable Acceptance Fee Rate	Applicable Margin on Base Rate Loans	Applicable Margin on Swing Line Loans
I	A / A2 / A or better	8.0	79.5	—	—
II	A- / A3 / A-	10.0	90.0	—	—
III	BBB+ / Baa1 / BBB+	12.5	100.0	—	—
IV	BBB / Baa2 / BBB	17.5	107.5	7.5	7.5
V	BBB- / Baa3 / BBB-	22.5	127.5	27.5	27.5
VI	Worse than BBB- / Baa3 / BBB-	27.5	147.5	47.5	47.5

(j)Definition of Sterling LIBOR Rate. The Credit Agreement is hereby amended by deleting in its entirety the definition of “Sterling LIBOR Rate” in §1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

Sterling LIBOR Rate. For any Interest Period with respect to a U.K. LIBOR Rate Loan denominated in Sterling, the annual rate of interest equal to the London Interbank Offered Rate, or a comparable or successor rate which rate is approved by the U.K. Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the U.K. Agent from time to time, the “GBP Screen Rate”) at approximately 11:00 a.m. (London time) on the first Eurodollar Business Day of such Interest Period. If the rate referenced in the preceding sentence is not available, “Sterling LIBOR Rate” means the Interpolated Screen Rate. If the rates referenced in the preceding two sentences are not available, the annual rate of interest referred to in the first sentence shall be equal to the rate determined by the U.K. Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Sterling or any successor rate thereto (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the first Eurodollar Business Day of such Interest Period. If the rates referenced in the preceding three sentences are not available, the annual rate of interest referred to in the first sentence shall be equal to the Sterling Reference Rate.
(k)Definition of U.K. Dollar LIBOR Rate. The Credit Agreement is hereby amended by deleting in its entirety the definition of “U.K. Dollar LIBOR Rate” in §1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

U.K. Dollar LIBOR Rate. For any Interest Period with respect to a U.K. LIBOR Rate Loan denominated in U.S. Dollars, the annual rate of interest equal to the London Interbank Offered Rate, or a comparable or successor rate which rate is approved by the U.K. Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the U.K. Agent from time to time, the “Dollars Screen Rate”) at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period. If the rate referenced in the preceding sentence is not available, “U.K. Dollar LIBOR Rate” means the Interpolated Screen Rate. If the rates referenced in the preceding two sentences are not available, the annual rate of interest referred to in the first sentence shall be equal to the rate determined by the U.K. Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars or any successor rate thereto (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period. If the rates referenced in the preceding three sentences are not available, the annual rate of interest referred to in the first sentence shall be equal to the Reference U.K. Dollar Base Rate.
(l)Definition of U.K. Reference Banks. The Credit Agreement is hereby amended by deleting in its entirety the definition of “U.K. Reference Banks” in §1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

U.K. Reference Banks. Mizuho Bank, Ltd. and RBS.
(m)Amendment to §2.6(c) of the Credit Agreement. The Credit Agreement is hereby amended by deleting in its entirety §2.6(c) of the Credit Agreement and substituting the following new §2.6(c) in lieu thereof:

(c)    Each U.K. Loan (other than the U.K. Swing Line Loans) shall bear interest on the outstanding principal amount thereof at the rate per annum equal to (i) the U.K. Dollar Base Rate plus the Applicable Margin on all Base Rate Loans denominated in Dollars, (ii) the Sterling LIBOR Rate plus the Applicable Margin on all LIBOR Rate Loans, (iii) the U.K. Dollar LIBOR Rate plus the Applicable Margin on all LIBOR Rate Loans or (iv) the EURIBOR Rate plus the Applicable Margin on all LIBOR Rate Loans. Each U.K. Swing Line Loan (i) denominated in Sterling shall bear interest at the rate per annum equal to the RBS-U.K. Sterling Reference Rate plus the Applicable Margin on all Swing Line Loans, (ii) denominated in U.S. Dollars shall bear interest at the rate per annum equal to the U.K. Dollar Base Rate plus the Applicable Margin on all Swing Line Loans and (iii) denominated in Euros shall bear interest at the rate per annum equal to the RBS-U.K. Euro Reference Rate plus the Applicable Margin on all Swing Line Loans. In the case of any Bank advancing a U.K. Base Rate Loan (other than the U.K. Swing Line Loans) denominated in Sterling or Euro, such U.K. Base Rate Loans shall bear interest on the outstanding principal amount thereof at the rate per annum equal to (i) with respect to U.K. Base Rate Loans denominated in Sterling, the Sterling Reference Rate plus the Applicable Margin on all Base Rate Loans denominated in Sterling and (ii) with respect to U.K. Base Rate Loans denominated in Euros, the Euro Reference Rate plus the Applicable Margin on all Base Rate Loans denominated in Euro. Notwithstanding anything to the contrary contained herein, any requested U.K. Loans denominated in Sterling or Euro (other than the U.K. Swing Line Loans) shall be LIBOR Rate Loans.
(n)Amendment to §2.8(b) of the Credit Agreement. The Credit Agreement is hereby amended by deleting the words “plus (iii) the Additional Costs” in the penultimate sentence in §2.8(b) of the Credit Agreement.

(o)Amendment to §6.11 of the Credit Agreement. The Credit Agreement is hereby amended by deleting the words “and any Additional Costs” in §6.11 of the Credit Agreement.

(p)Amendment to §7.17 of the Credit Agreement. The Credit Agreement is hereby amended by deleting in its entirety §7.17 of the Credit Agreement and substituting the following new §7.17 in lieu thereof:

§7.17.    Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans, the Bankers’ Acceptances, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”), the International Emergency Economic Powers Act (50 U.S.C. 1701 et seq.), any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or any of their respective

Subsidiaries or other affiliates (a) are a “blocked person” as described in the Executive Order, the Trading With the Enemy Act, the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury, or the Foreign Assets Control Regulations or (b) engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. Ryder has established procedures and controls which it reasonably believes are adequate to ensure that Ryder and its Subsidiaries or other affiliates will not engage in any dealings or transactions with any Blocked Persons or any country or person in that would violate the Foreign Assets Control Regulations.

(q)Amendment to §7.18 of the Credit Agreement. The Credit Agreement is hereby amended by deleting in its entirety §7.18 of the Credit Agreement and substituting the following new §7.18 in lieu thereof:

§7.18.    Use of Proceeds. The proceeds of the Loans, borrowings by Bankers’ Acceptances and the Letters of Credit shall be used for general corporate purposes and working capital purposes. No Loans or Bankers’ Acceptances or any portion of any Letter of Credit shall be used in any way that will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrowers will not use the proceeds of any Loan or borrowing by way of Bankers’ Acceptances or any portion of any Letter of Credit to purchase or carry any “margin security” or “margin stock” (as such terms are defined in said Regulations U and X).

§2.	Representations and Warranties. As of the Amendment Effective Date (as defined below), each of the Borrowers represents and warrants to the Banks and the Agents as follows:

(a)     Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made, and continue to be true and correct on the Amendment Effective Date (as defined below).

(b)    Authority, Etc. The execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of all of its respective agreements and obligations of this Amendment and the other documents delivered in connection therewith (collectively, the “Amendment Documents”), the Credit Agreement as amended hereby and the other Loan Documents (i) are within the corporate or company authority of such Borrower, (ii) have been duly authorized by all necessary corporate or company proceedings by such Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower, (iv) do not conflict with any provision of the formation or governing documents of, or any agreement or other instrument binding upon, such Borrower, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.

(c)    Enforceability of Obligations. The Amendment Documents, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

(d)     No Default. Immediately after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

§3.    References. Each Borrower confirms and agrees that all references to the term “Credit Agreement” in the other Loan Documents shall hereafter refer to the Credit Agreement as amended hereby.

§4.    Conditions to Effectiveness. The amendments provided for in this Amendment shall take effect upon the satisfaction of the following conditions precedent (such date, the “Amendment Effective Date”):

(a)     the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by each of the Borrowers, the Agents and the Banks, and this Amendment shall be in full force and effect;

(b)     all corporate action necessary for the valid execution, delivery and performance by the Borrowers of the Amendment shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrowers and satisfactory to the Banks shall have been provided to the Banks;

(c)    the Administrative Agent shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Amendment Effective Date, of (a) its charter or other incorporation documents as in effect on such date of certification and (b) its by-laws as in effect on such date;

(d)    the Administrative Agent shall have received an incumbency certificate, dated as of the Amendment Effective Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of each of the Borrowers; (b) to make Loan Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on the Borrowers’ behalf under the Loan Documents;

(e)    the Banks shall have received a favorable legal opinion from (i) Ryder Law Department, United States counsel to the Borrowers, (ii) Ashurst LLP, United Kingdom counsel to the U.K. Borrowers, (iii) Osler, Hoskin & Harcourt LLP, Ontario counsel to Ryder Canada Limited, (iv) Stewart McKelvey Stirling Scales, Nova Scotia counsel to Ryder Holdings Canada and (v) Ryder Law Department, counsel to Ryder PR, in each case, addressed to the Banks, dated the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent and the Banks;

(f)    no material adverse change, in the judgment of the Majority Banks, shall have occurred in the financial condition, results of operations, business, properties or prospects of Ryder and its Consolidated Subsidiaries, taken as a whole, since the audited financial statements of Ryder and its Consolidated Subsidiaries for the fiscal year ending December 31, 2012. There shall have occurred no material adverse change in the Senior Public Debt Ratings since December 31, 2012;

(g)    each of the Borrowers shall have paid the fees required to be paid on the Closing Date;

(h)    the receipt by the Administrative Agent of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses) for which invoices have been presented which have been incurred or sustained by the Administrative Agent in connection with this Amendment and the Credit Agreement; and

(i)    all proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Administrative Agent, and the Administrative Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

§5.    Satisfaction of Conditions. Without limiting the generality of the foregoing §4, for purposes of determining compliance with the conditions specified in §4, each Bank that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the date hereof specifying its objection thereto.

§6.    Post-Closing Obligation. Within 10 Business Days following the Amendment Effective Date, the Borrowers shall deliver to the Administrative Agent a Note in favor of PNC Bank, N.A. for its commitments under the Credit Agreement.

§7.    Miscellaneous Provisions. This Amendment shall constitute one of the Loan Documents referred to in the Credit Agreement. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Banks or the Administrative Agent to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Banks and the Administrative Agent under the Credit Agreement or the other Loan Documents. THIS AMENDMENT SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)). This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. The Borrowers hereby agree to pay to the Administrative Agent on demand all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees and disbursements of counsel for the Administrative Agent).

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement as of the date first written above.

RYDER SYSTEM, INC.
By: /s/ Braden K. Moll
Name:    Braden K. Moll
Title:    Senior Assistant Treasurer
RYDER TRUCK RENTAL CANADA LTD.
By: /s/ Braden K. Moll
Name:    Braden K. Moll
Title:    Senior Assistant Treasurer
RYDER TRUCK RENTAL HOLDINGS CANADA LTD.
By: /s/ Braden K. Moll
Name:    Braden K. Moll
Title:    Senior Assistant Treasurer
RYDER LIMITED

By: /s/ Braden K. Moll
Name:    Braden K. Moll
Title:    Director
RYDER SYSTEM HOLDINGS (UK) LIMITED
By: /s/ Calene F. Candela
Name:    Calene F. Candela
Title:    Director
RYDER PUERTO RICO, INC.
By: /s/ Braden K. Moll
Name:    Braden K. Moll
Title:    Senior Assistant Treasurer

Bank of America, N.A., as Administrative Agent
By: /s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

Bank of America, N.A., as a Domestic Swing Line Lender and as Issuing Bank
By: /s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

Bank of America, N.A., as Domestic Bank
By: /s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

Bank of America, N.A., as U.K. Bank
By: /s/ Gary Saint
Name: Gary Saint
Title: Director

Bank of America, N.A., as PR Bank
By: /s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Domestic Bank
By: /s/ Lawrence Elkins
Name: Lawrence Elkins
Title: Vice President

MIZUHO BANK, LTD., as Domestic Bank
By: /s/ Tenya Mitsuboshi
Name: Tenya Mitsuboshi
Title: Deputy General Manager

MIZUHO BANK, LTD., as Canadian Bank
By: /s/ Tenya Mitsuboshi
Name: Tenya Mitsuboshi
Title: Deputy General Manager

MIZUHO BANK, LTD., as U.K. Bank
By: /s/ Tenya Mitsuboshi
Name: Tenya Mitsuboshi
Title: Deputy General Manager

The Royal Bank of Scotland plc, as U.K. Agent
By: /s/ Brian Tomkins
Name: Brian Tomkins
Title: Director, Syndicated Loans Agency

The Royal Bank of Scotland plc, as a Domestic Swing Line Lender
By: /s/ Jonathan Lasner
Name: Jonathan Lasner
Title: Director

The Royal Bank of Scotland plc, as Domestic Bank
By: /s/ Jonathan Lasner
Name: Jonathan Lasner
Title: Director

The Royal Bank of Scotland plc, as U.K. Bank
By: /s/ Stephen Davison
Name: Stephen Davison
Title: Relationship Director

WELLS FARGO BANK, N.A., as Domestic Bank
By: /s/ Kay Reedy
Name: Kay Reedy
Title: Managing Director

Royal Bank of Canada, as Canadian Agent and as Canadian Swing Line Lender
By: /s/ Kevin Flynn
Name: Kevin Flynn
Title: Authorized Signatory

Royal Bank of Canada, as Canadian Bank
By: /s/ Kevin Flynn
Name: Kevin Flynn
Title: Authorized Signatory

Royal Bank of Canada, as Domestic Bank
By: /s/ Kevin Flynn
Name: Kevin Flynn
Title: Authorized Signatory

U.S. BANK N.A., as Domestic Bank
By: /s/ Michael P. Dickman
Name: Michael P. Dickman
Title: Vice President

BNP PARIBAS, as Domestic Bank
By: /s/ Mike Shryock
Name: Mike Shryock
Title: Managing Director

By: /s/ Nader Tannous
Name: Nader Tannous
Title: Director

THE BANK OF NEW YORK MELLON, as Domestic Bank
By: /s/ David Wirl
Name: David Wirl
Title: Managing Director

REGIONS BANK, as Domestic Bank
By: /s/ Stephen Hanas
Name: Stephen Hanas
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, for itself and as successor to RBC Bank (USA), as Domestic Bank
By: /s/ David A. Coleman
Name: David A. Coleman
Title: Vice President

BRANCH BANKING AND TRUST COMPANY, as Domestic Bank
By: /s/ Robert M. Searson
Name: Robert M. Searson
Title: Senior Vice President

Exhibit A

Schedule 1

(attached)

Banks	Domestic Commitment	Domestic Commitment Percentage	Canadian Commitment	Canadian Commitment Percentage	U.K. Commitment	U.K. Commitment Percentage	P.R Commitment	P.R. Commitment Percentage	Total Commitment	Total Commitment Percentage
Bank of America, N.A.	$57,500,000.00	8.33333334%	$0.00	0%	$25,000,000.00	25%	$10,000,000.00	100%	$92,500,000.00	10.27777778%
Bank of Tokyo-Mitsubishi UFJ, Ltd.	$92,500,000.00	13.4057971%	$0.00	0%	$0.00	0%	$0.00	0%	$92,500,000.00	10.27777778%
Mizuho Bank, Ltd.	$37,500,000.00	5.43478261%	$35,000,000.00	35%	$20,000,000.00	20%	$0.00	0%	$92,500,000.00	10.27777778%
Royal Bank of Scotland	$37,500,000.00	5.43478261%	$0.00	0%	$55,000,000.00	55%	$0.00	0%	$92,500,000.00	10.27777778%
Wells Fargo Bank, N.A.	$92,500,000.00	13.4057971%	$0.00	0%	$0.00	0%	$0.00	0%	$92,500,000.00	10.27777778%
Royal Bank of Canada	$10,000,000.00	1.44927536%	$65,000,000.00	65%	$0.00	0%	$0.00	0%	$75,000,000.00	8.33333333%
Reserved.
U.S. Bank N.A.	$92,500,000.00	13.4057971%	$0.00	0%	$0.00	0%	$0.00	0%	$92,500,000.00	10.27777778%
BNP Paribas	$92,500,000.00	13.4057971%	$0.00	0%	$0.00	0%	$0.00	0%	$92,500,000.00	10.27777778%
The Bank of New York Mellon	$40,000,000.00	5.79710145%	$0.00	0%	$0.00	0%	$0.00	0%	$40,000,000.00	4.44444444%
Regions Bank	$40,000,000.00	5.79710145%	$0.00	0%	$0.00	0%	$0.00	0%	$40,000,000.00	4.44444444%
PNC Bank, National Association	$57,500,000.00	8.33333333%	$0.00	0%	$0.00	0%	$0.00	0%	$57,500,000.00	6.38888889%
Branch Banking and Trust Company	$40,000,000.00	5.79710145%	$0.00	0%	$0.00	0%	$0.00	0%	$40,000,000.00	4.44444444%
Total:	$690,000,000.00	100%	$100,000,000.00	100%	$100,000,000.00	100%	$10,000,000.00	100%	$900,000,000.00	100%